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PROXY                        PRIVATE BUSINESS, INC.                        PROXY

                 ANNUAL MEETING OF SHAREHOLDERS, JUNE 18, 2001

               THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS


   The undersigned hereby appoints Thomas L. Black and Fred P. Read, or either of them, as proxies, with power of substitution, to vote all shares of the undersigned at the annual meeting of the shareholders of Private Business, Inc., to be held on June 18, 2001, at 9:00 a.m. central daylight time, at our corporate offices, 9010 Overlook Boulevard, Brentwood, Tennessee and at any adjournments or postponements thereof, upon the matters described in the accompanying Notice of Annual Meeting of Shareholders and the accompanying joint proxy statement/prospectus, receipt of which is acknowledged, and upon any other business that may properly come before the meeting or any adjournment in accordance with the following instructions:


1. PROPOSAL to approve the merger agreement among Private Business, Inc., Towne Acquisition Corporation, which is a wholly owned subsidiary of Private Business, Inc., and Towne Services, Inc., and the transactions contemplated by the merger agreement, including the merger.

               [ ] FOR          [ ] AGAINST          [ ] ABSTAIN

2. ELECTION OF DIRECTORS:

    [ ] FOR all nominees listed below                            [ ] WITHHOLD AUTHORITY
     (except as marked to the contrary)                           to vote for all nominees

 (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, CHECK
THE BOX TO VOTE "FOR" ALL NOMINEES AND STRIKE A LINE THROUGH THE NOMINEE'S NAME
                              IN THE LIST BELOW.)

                     William B. King        Brian J. Conway

3. PROPOSAL to approve an amendment to Private Business's charter to effect a one-for-three stock split of its common stock, which is a prerequisite to approval of the merger agreement.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

4. PROPOSAL to approve an increase in the number of shares reserved for issuance under Private Business's 1999 Amended and Restated Stock Option Plan from
   1,333,333 to 2,000,000.

             [ ] FOR            [ ] AGAINST            [ ] ABSTAIN

(Continued on reverse side)

(Continued from other side)

5. IN THEIR DISCRETION, Thomas L. Black and Fred P. Read may act upon such other matters as may properly come before the meeting.

  [ ] FOR DISCRETION            [ ] AGAINST DISCRETION            [ ] ABSTAIN

   THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ALL PROPOSALS. THE SHARES
REPRESENTED HEREBY WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE
SHARES WILL BE VOTED FOR APPROVAL OF THE MERGER; FOR THE NOMINEES IN THE
ELECTION OF CLASS II DIRECTORS; FOR THE APPROVAL OF THE CHARTER AMENDMENT; FOR
THE APPROVAL OF THE AMENDMENT TO THE 1999 AMENDED AND RESTATED STOCK OPTION PLAN
AND, IN THE DISCRETION OF THE PROXIES, ON SUCH OTHER MATTERS AS MAY PROPERLY
COME BEFORE THE MEETING.

PLEASE SIGN AND DATE BELOW AND RETURN PROMPTLY, USING THE ENCLOSED ENVELOPE.

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
Dated: -------------------------------- , 2001
                                                             ------------------------------------------
                                                             Signature

                                                             ------------------------------------------
                                                             Signature
                                                             Signatures of stockholder(s) should correspond
                                                             exactly with the name printed hereon. Joint owners
                                                             should each sign personally. Executors,
                                                             administrators, trustees, etc., should give full
                                                             title and authority.

                             PRIVATE BUSINESS, INC.
                            9010 OVERLOOK BOULEVARD
                           BRENTWOOD, TENNESSEE 37027